Exhibit 10.3

Confirmation of OTC Warrant Transaction

Date:	April 19, 2006, as amended and restated as of April 24, 2006

To:	Gilead Sciences, Inc. (“Counterparty”)

From:	Bank of America, N.A. (“Bank”)

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and Bank on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for the purposes of the Equity Definitions and to a “Swap Transaction” for the purposes of the Swap Definitions. For purposes of the Transaction, “Warrant Style”, “Warrant Type”, “Number of Warrants” and “Warrant Entitlement” (each as defined below) shall be used herein as if such terms were referred to as “Option Style”, “Option Type”, “Number of Options” and “Option Entitlement”, respectively, in the Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein) shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement”) as if we had executed an agreement in such form (but without any Schedule and with the elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date of the Transaction. In the event of any inconsistency between the provisions of that Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction. The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Master Agreement.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	April 19, 2006

Warrant Style:	European

Warrant Type:	Call

Effective Date:	Subject to cancellation of the OTC Warrant Transaction prior to 5:00 pm (EST) on such date by Counterparty, April 25, 2006

Seller:	Counterparty

Buyer:	Bank

Shares:	Shares of common stock, $0.001 par value, of Counterparty (Security Symbol: “GILD”)

Number of Warrants:	8,386,560

Warrant Entitlement:	One (1) Share per Warrant

Strike Price:	$101.6028

Premium:	$101,985,000, payable by Bank to Counterparty on the Premium Payment Date

Premium Payment Date:	Trade Date + 4 Full Exchange Business Days

Exchange:	NASDAQ National Market

Related Exchange(s):	All Exchanges

Procedures for Exercise:

Expiration Time:	11:59 pm (New York time)

Expiration:	The Valuation Date

Exercise Date:	The Expiration Date

Automatic Exercise:	Applicable; provided that Section 3.4(a) of the Equity Definitions shall apply to Cash Settlement and Net Physical Settlement.

Valuation:

Valuation Date:	The later of (a) August 1, 2011 and (b) the 20th Averaging Date.

Averaging Dates:	The 20 Full Exchange Business Days beginning on and including July 1, 2011.

Full Exchange Business Day:	A Scheduled Trading Day that has a scheduled closing time for its regular trading session that is 4:00 pm (New York City time) or the then standard closing time for regular trading on the Exchange and is not a Disrupted Day.

Averaging Date Disruption:	Modified Postponement

Settlement Terms:

Cash Settlement:	Counterparty may elect to settle the Transaction by Cash Settlement or Net Physical Settlement by providing Bank with notice (“Settlement Notice”) in accordance with the Settlement Method Election provisions herein and in Section 7.1 of the Equity Definitions. In the event that Counterparty does not so notify Bank, the Transaction shall be settled pursuant to the Default Settlement Method provision below.

Settlement Currency:	USD

Settlement Price:	The arithmetic mean of the Volume Weighted Average Price of the Shares (“VWAP”) calculated from 9:45 am to 3:45 pm, as observed on the Bloomberg “VAP” page, on each Averaging Date.

Cash Settlement Payment Date:	Three (3) Currency Business Days after the Valuation Date

Settlement Method Election:	Applicable with respect to Cash Settlement or Net Physical Settlement only.

Electing Party:	Counterparty

Settlement Method Election Date:	Three (3) days prior to the first Averaging Date

Default Settlement Method:	Net Physical Settlement.

Net Physical Settlement:	In the event that the Transaction is settled by Net Physical Settlement, Counterparty shall deliver to Bank on the Settlement Date a number of Shares (the “Delivered Shares”) equal to the Net Physical Settlement Amount divided by the Settlement Price, provided that in the event that the number of Shares calculated comprises any fractional Share, only whole Shares shall be delivered and an amount in cash equal to the value of such fractional share shall be payable by Counterparty to Bank in lieu of such fractional Share.

Net Physical Settlement Amount:	With respect to the Valuation Date, an amount, as calculated by the Calculation Agent, equal to the Number of Warrants multiplied by the Strike Price Differential.

Strike Price Differential:	In respect of the Valuation Date, (i) if the Settlement Price is greater than the Strike Price, an amount equal to the excess of such Settlement Price over the Strike Price or (ii) if such Settlement Price is less than or equal to the Strike Price, zero.

Settlement Date:	Settlement Date shall occur on the first (1st) Full Exchange Business Day following the Valuation Date.

Net Physical Settlement Adjustment:	Subject to the Maximum Deliverable Share Amount, if Bank receives any Delivered Shares under the Transaction that cannot be freely sold without registration under the Securities Act (as defined below) or are subject to any legend restricting transferability:

(i) Bank shall sell the Delivered Shares in a commercially reasonable manner until the amount received by Bank for the sale of the Shares (the “Proceeds Amount”) is equal to the Net Physical Settlement Amount. Any remaining Delivered Shares shall be returned to Counterparty.

(ii) If the Proceeds Amount is less than the Net Physical Settlement Amount, Counterparty shall promptly deliver upon notice from Bank additional Shares to Bank until the dollar amount from the sale of such Shares by Bank equals the difference between the Net Physical Settlement Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to Bank a number of Shares greater than the Maximum Deliverable Share Amount.

Conditions to Net Physical Settlement:	(i) If, in connection with or following delivery of Shares hereunder, Bank notifies Counterparty that Bank has reasonably determined, after advice from counsel, that there is a substantial material risk that such Shares are subject to restrictions on transfer in the hands of Bank pursuant to the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), Counterparty shall promptly make available to Bank an effective registration statement (the “Registration Statement”) filed pursuant to Rule 415 under the Securities Act and such prospectuses as Bank may reasonably request to comply with the applicable prospectus delivery requirements (the “Prospectus”) for the resale by Bank of such number of Shares as Bank shall reasonably specify in accordance with this paragraph, such Registration Statement to be effective and Prospectus to be current until the earliest of the date on which (a) all Delivered Shares have been sold by Bank or returned to Counterparty pursuant to the Net Physical Settlement Adjustment provision above, (b) Bank has advised Counterparty that it no longer requires that such Registration Statement be effective, (c) all remaining Delivered Shares could be sold by Bank without registration pursuant to Rule 144 promulgated under the Securities Act (the “Registration Period”) or (d) Counterparty has provided a legal opinion in form and substance satisfactory to Bank (with customary assumptions and exceptions) that the Shares issuable upon exercise of these Warrants will be freely tradable under the Securities Act upon delivery to Bank and not subject to any legend restricting transferability. It is understood that the Registration Statement and Prospectus may cover a number of Shares equal to the aggregate number of Shares (if any) reasonably estimated by Bank to be potentially deliverable by Counterparty in connection with Net Physical Settlement hereunder (not to exceed the Maximum Deliverable Share Amount);

Notwithstanding the foregoing, the Registration Statement and Prospectus provided for by this paragraph shall be subject to the same suspension of sales during “blackout dates” as provided in the following paragraph (ii).

(ii) In the event that Bank notifies Counterparty that Bank has reasonably determined after advice from counsel that there is a substantial material risk that the Shares are subject to restrictions on transfer in the hands of Bank pursuant to the rules and regulations under the Securities Act, Counterparty will enter into a registration rights agreement with Bank in form and substance reasonably acceptable to Bank, which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the registration rights agreement (the “Registration Rights Agreement”) entered into between Counterparty and the Initial Purchasers in connection with Counterparty’s 0.50% Convertible Senior Notes due 2011 (the “Convertible Notes”), and other rights relating to the registration of a number of Shares equal to the number of Delivered Shares and others Shares deliverable hereunder up to the Maximum Deliverable Share Amount.

(iii) Counterparty shall promptly pay to Bank a $0.04 per Share fee with all Shares delivered in connection with Net Physical Settlement pursuant to a Registration Statement.

(iv) In the event Counterparty fails to comply with any of the conditions set forth in “Conditions to Net Physical Settlement” herein, Counterparty shall settle the Transaction through Cash Settlement; provided however, that notwithstanding the foregoing, Counterparty may deliver unregistered Shares. In such case, the value of any unregistered Shares so delivered shall be discounted to reflect their market value (calculated in a commercially reasonable manner) or the cost (calculated in a commercially reasonable manner) to Bank of trading Shares in order to close out its hedge position, if any, and such discounted value shall be used in place of the Settlement Price for purposes of determining the number of Delivered Shares. In no event shall Counterparty be required to top-up the delivery in cash.

Limitations on Net Physical Settlement by Counterparty:	Notwithstanding anything herein or in the Master Agreement to the contrary, the number of Shares that may be delivered at settlement by Counterparty shall not exceed 8,805,888 at any time (“Maximum Deliverable Share Amount”).

Counterparty represents and warrants that the number of Available Shares as of the Trade Date is greater than the Maximum Deliverable Share Amount. Counterparty covenants and agrees that Counterparty shall not take any action of corporate governance or otherwise to reduce the number of Available Shares below the Maximum Deliverable Share Amount.

For this purpose, “Available Shares” means the number of Shares Counterparty currently has authorized (but not issued and outstanding) less the maximum number of Shares that may be required to be issued by Counterparty in connection with stock options, convertibles, and other commitments of Counterparty that may require the issuance or delivery of Shares in connection therewith.

Dividends:

Extraordinary Dividends:	Any and all dividends paid by Counterparty.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:	(a) Share-for-Share: Cancellation and Payment (Calculation Agent Determination)

(b) Share-for-Other: Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined: Cancellation and Payment (Calculation Agent Determination)

With respect to any Extraordinary Events hereunder, upon the occurrence of Cancellation and Payment in whole or in part, the parties agree that the amount to be paid, in accordance with the Equity Definitions, shall constitute a Transaction Early Termination Amount, subject to satisfaction by the payment or delivery of Shares or cash as set forth in the Early Termination section below.

Tender Offer:	Not Applicable

Nationalization, Insolvency and Delisting:	Cancellation and Payment (Calculation Agent Determination) (subject to satisfaction by payment or delivery of Shares or cash as set forth in “Early Termination” below)

Determining Party:	Buyer

Additional Disruption Events:

Change in Law:	Not Applicable

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption Event:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Hedging Party:	Bank

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Determining Party:	Bank

Non-Reliance:	Applicable

Agreements and

Acknowledgments Regarding

Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Other Provisions:

Additional Agreements:	If due to the occurrence of an Extraordinary Event or otherwise Counterparty would be obligated to pay cash to Bank pursuant to the terms of this Confirmation for any reason without having had the right (other than pursuant to this paragraph) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect to deliver to Bank a number of Shares (whether registered or unregistered) having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be sold by Bank over a reasonable period of time to realize the cash equivalent of such payment obligation taking into account any applicable discount (determined in a commercially reasonable manner) to reflect any restrictions on transfer as well as the market value of the Shares). Further, if Counterparty is delivering Shares as a result of a Merger Event, the Settlement Date will be immediately prior to the effective time of the Merger Event and the Shares will be deemed delivered at such time such that Bank will be a holder of the Shares prior to such effective time. Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. The number of Shares delivered pursuant to this paragraph shall not exceed the Maximum Deliverable Share Amount and shall be subject to the provisions under “Early Termination” hereof regarding Proceeds Amount.

Early Termination:	Notwithstanding any provision to the contrary, upon the designation of an Early Termination Date hereunder, a party’s payment obligation in respect of the Transaction only as determined in accordance with Second Method and Market Quotation (the “Transaction Early Termination Amount”) may, at the option of Counterparty, be satisfied by the party owing such amount by the delivery of a number of Shares equal to the Transaction Early Termination Amount divided by the Termination Price (“Early Termination Stock Settlement”); provided, however, that Counterparty must notify Bank of its election of Early Termination Stock Settlement by the close of business on the day that is two Exchange Business Days following the day that the notice designating the Early Termination Date is effective.

“Termination Price” means the closing price per Share on the Exchange on the Early Termination Date.

A number of Shares calculated as being due in respect of any Early Termination Stock Settlement will be deliverable on the third Exchange Business Day following the date that notice pursuant to Section 6(d)(i) of the Master Agreement specifying the number of Shares deliverable is effective. Section 6(d)(i) of the Master Agreement is hereby amended by adding the following words after the word “paid” in the fifth line thereof: “or any delivery is to be made, as applicable.”

On or prior to the Early Termination Date (if Early Termination Stock Settlement is elected), if so requested by Bank, Counterparty shall enter into a registration rights agreement with Bank in form and substance reasonably acceptable to Bank which agreement will contain among other things, customary representations and warranties and indemnification, restrictions on sales during “blackout dates” as provided for in the Registration Rights Agreement and shall satisfy the conditions contained therein and Counterparty shall file and diligently pursue to effectiveness a Registration Statement pursuant to Rule 415 under the Securities Act. If and when such Registration Statement shall have been declared effective by the Securities and Exchange Commission, Counterparty shall have made available to Bank such Prospectuses as Bank may reasonably request to comply with the applicable prospectus delivery requirements for the resale by Bank of such number of Shares as Bank shall specify (or, if greater, the number of Shares that Counterparty shall specify). Such Registration Statement shall be effective and Prospectus shall be current until the earliest of the date on which (i) all Shares delivered by Counterparty in connection with an Early Termination Date, (ii) Bank has advised Counterparty that it no longer requires that such Registration Statement be effective or (iii) all remaining Shares could be sold by Bank without registration pursuant to Rule 144 promulgated under the Securities Act (the “Termination Registration Period”). It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the number of Shares plus the aggregate number of Shares (if any) reasonably estimated by Bank to be potentially deliverable by Counterparty in connection with Early Termination Stock Settlement hereunder, but in no event exceeding the Maximum Deliverable Share Amount. On each day during the Registration Period Counterparty shall represent that each of its filings under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of a material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

If Counterparty does not deliver Shares subject to an effective Registration Statement as set forth above, Counterparty may deliver unregistered Shares in an amount determined by Bank based upon Bank’s commercially reasonable judgment of the market value of such Shares. In no event shall Counterparty be required to deliver to Bank a number of Shares greater than the Maximum Deliverable Share Amount.

If Bank receives Shares in connection with an Early Termination Stock Settlement that cannot be freely sold under the Securities Act or that are subject to any legend restricting transferability, Bank shall sell such Shares in a commercially reasonable manner until the amount received by Bank for the sale of such Shares (net of transaction costs, calculated in a commercially reasonable manner) (the “Proceeds Amount”) is equal to the Transaction Early Termination Amount. Any remaining Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Transaction Early Termination Amount, Counterparty shall promptly deliver additional Shares to Bank upon request until the dollar amount from the sale of such additional Shares by Bank (net of transaction costs, calculated in a commercially reasonable manner) equals the difference between the Transaction Early Termination Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to Bank a number of Shares greater than the Maximum Deliverable Share Amount.

Compliance With Securities Laws:	Each party represents and agrees that it has complied, and will comply, in connection with the Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and 13e and Regulation M under the Exchange Act, provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities and provided further that Counterparty shall have no liability as a result of a breach of this representation due to Bank’s gross negligence or willful misconduct.

Each party further represents that if such party (“X”) purchases any Shares from the other party pursuant to the Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X, and (ii) all contractual obligations of X.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to Bank that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws. On or prior to the Trade Date, Counterparty shall deliver to Bank a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as Bank shall reasonably request.

Counterparty represents and acknowledges that as of the date hereof:

(a) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Company of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws;

(b) without limiting the generality of Section 13.1 of the Equity Definitions, Bank is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:

Account for payments to Counterparty:	Not Applicable

Account for payment to Bank:	Bank of America, N.A.
New York, NY
ABA# 026-009-593
SWIFT: BOFAUS3N
Account Name: Bank of America
A/C: 0012333-34172

Agreement Regarding Shares:	Counterparty agrees that, in respect of any Shares delivered to Bank, such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable and subject to no adverse claims of any other party. The issuance of such Shares does not and will not require the consent, approval, authorization, registration or qualification of any government authority, except such as shall have been obtained on or before the delivery date of any Shares or in connection with any Registration Statement filed with respect to any Shares.

Bankruptcy Rights:	In the event of Counterparty’s bankruptcy, Bank’s rights in connection with the Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that Bank’s rights with respect to any other claim arising from the Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:	Each party waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Collateral:	None.

Transfer:	Counterparty may transfer its rights and delegate its obligations under the Transaction in accordance with Section 7 of the Master Agreement. Bank may assign its rights and delegate its obligations hereunder, in whole or in part, to any other person (an “Assignee”) without the prior consent of Counterparty, effective (the “Transfer Effective Date”) upon delivery to Counterparty of an executed acceptance and assumption by the Assignee (an “Assumption”) of the transferred obligations of Bank under the Transaction (the “Transferred Obligations”).

Indemnity:	Each party agrees to indemnify the other party, its Affiliates and their respective directors, officers, agents and controlling parties (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of a breach of any representation or covenant hereunder, in the Master Agreement or any other agreement relating to the Master Agreement or Transaction and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

(a)	Counterparty hereby represents and warrants to Bank, on each day from the Trade Date to and including the earlier of (i) April 25, 2006 and (ii) the date by which Bank is able to initially complete a hedge of its position created by the Transaction, that:

(1)	it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except as disclosed in the Offering Memorandum relating to the Convertible Notes; and

(2)	it has publicly disclosed all material information necessary for it to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

(b)	The parties hereby agree that all documentation with respect to the Transaction is intended to qualify the Transaction as an equity instrument for purposes of EITF 00-19.

(c)	No collateral shall be required by either party for any reason in connection with the Transaction.

(d)	Bank shall not be entitled to exercise any Warrant hereunder as provided below, and Automatic Exercise shall not apply with respect to any Warrant, to the extent the exercise of such Warrant would cause Bank to become, directly or indirectly, the beneficial owner of more than 8.0 percent of the class of Counterparty’s equity securities that is comprised of the Shares for purposes of Section 13 of the Exchange Act (in such case, an “Excess Share Owner”).

Bank shall provide prior notice to Counterparty if the exercise of any Warrant hereunder would cause Bank to become directly or indirectly, an Excess Share Owner; provided that the failure of Bank to provide such notice shall not alter the effectiveness of the provisions set forth in the preceding sentence and any purported exercise in violation of such provisions shall be void and have no effect.

If Bank is not entitled to exercise any Warrant because such exercise would cause Bank to become, directly or indirectly, an Excess Share Owner and Bank thereafter disposes of Shares owned by it or any action is taken that would then permit Bank to exercise such Warrant without such exercise causing it to become, directly or indirectly, an Excess Share Owner, then Bank shall provide notice of the taking of such action to Counterparty and such Warrant shall then become exercisable by Bank to the extent such Warrant is otherwise or had otherwise become exercisable hereunder. In such event, the Expiration Date with respect to such Warrant shall be the date on which Counterparty receives such notice from Bank, and the related Settlement Date shall be as soon as reasonably practicable after receipt of such notice but no more than three (3) Exchange Business Days thereafter (but in no event shall the Settlement Date occur prior to the date on which it would have otherwise occurred but for the provisions of this paragraph (d)); provided that the related Net Physical Settlement Amount shall be the same as the Net Physical Settlement Amount but for the provisions of this paragraph (d). In addition, within 30 calendar days of the Settlement Date, Counterparty shall use its reasonable efforts to refrain from activities that could reasonably be expected to result in Bank’s ownership of Shares exceeding 10% of all issued and outstanding Shares.

ISDA Master Agreement

With respect to the Master Agreement, Bank and Counterparty each agree as follows:

Specified Entities:

(i) in relation to Bank, for the purposes of:

Section 5(a)(v): not applicable

Section 5(a)(vi): not applicable

Section 5(a)(vii): not applicable

Section 5(b)(iv): not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v): not applicable

Section 5(a)(vi): not applicable

Section 5(a)(vii): not applicable

Section 5(b)(iv): not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Master Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Master Agreement will not apply to Bank or to Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Master Agreement will not apply to Bank or to Counterparty.

Payments on Early Termination. For the purpose of Section 6(e) of the Master Agreement: (i) Market Quotation shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)	For the purpose of Section 3(e) of the Master Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Master Agreement) to be made by it to the other party under the Master Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Master Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Master Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Master Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Master Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Master Agreement, each party makes the following representations to the other party:

(i)	Bank represents that it is a national banking association chartered by the Office of the Comptroller of the Currency pursuant to the National Bank Act.

(ii)	Counterparty represents that it is a corporation incorporated under the laws of the State of Delaware.

Delivery Requirements: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Master Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation

Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Master Agreement:

Address for notices or communications to Bank for all purposes:

Address:	Bank of America, N.A.
c/o Banc of America Securities LLC
Equity Financial Products
9 West 57th Street, 40th Floor
New York, NY 10019
Attention:	Legal Department
Facsimile No.:	(212) 230-8610
Telephone No.:	(212) 583-6580

Address for notices or communications to Counterparty for all purposes:

Address:	Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, California 94404
Attention:	Treasurer
Facsimile No.:	(650) 522-5727
Telephone No.:	(652) 522-3000

Process Agent: For the purpose of Section 13(c) of the Master Agreement: Neither Bank nor Counterparty appoints a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Master Agreement:

The Office for Bank for the Transaction is Charlotte.

Counterparty is not a Multibranch Party.

Calculation Agent. The Calculation Agent is Bank.

Credit Support Document.

Bank: Not Applicable.

Counterparty: Not Applicable.

Credit Support Provider.

With respect to Bank: Not Applicable.

With respect to Counterparty: Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Netting of Payments. The provisions of Section 2(c) of the Master Agreement shall not be applicable to the Transaction.

Basic Representations. Section 3(a) of the Master Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA, and it has entered into this Confirmation and the Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Master Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Master Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Additional Representations:

Counterparty Representations. Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; and (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction.

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to the Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Master Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(3) The parties acknowledge and agree that in the event of an Early Termination Date as a result of an Event of Default, the amount payable under the Master Agreement will be a cash amount calculated as described therein and that any delivery specified in the Transaction will no longer be required.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Master Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to the Transactions.”

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure. Each party hereby acknowledges and agrees that Bank has authorized Counterparty to disclose the Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with Bank) that such disclosure is required by law or by the rules of NASDAQ or any securities exchange. Notwithstanding any provision in this Confirmation or the Master Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Master Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Master Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ ERIC P. HAMBLETON
Name:	Eric P. Hambleton
Title:	Authorized Signatory

Confirmed as of the date first above written:

GILEAD SCIENCES, INC.

By:	/s/ JOHN F. MILLIGAN, PH.D.
Name:	John F. Milligan, Ph.D.
Title:	Executive Vice President and Chief Financial Officer